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Consent of Independent Certified Public Accountants
Chromatics Color Sciences International, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 (file no. 333-51697) and the Registration Statement on Form S-3 (file no. 333-82071 and no. 333-30948) of our report dated March 10, 2000, relating to the consolidated financial statements of Chromatics Color Sciences International, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ BDO Seidman, LLP


New York, New York
March 30, 2000